Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Growth Portfolio (a portfolio within Morgan Stanley Variable Insurance Fund, Inc.), which is included in this Registration Statement on Form N-14 of Morgan Stanley Variable Insurance Fund, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Service Providers: Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Variable Insurance Fund, Inc. and Multi Cap Growth Portfolio (one of the portfolios comprising Morgan Stanley Variable Investment Series), which were filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Number 66 (File No. 333-03013) and 62 (File No. 2-82510), respectively, and are incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information; the Prospectus and Statement of Additional Information of Morgan Stanley Variable Insurance Fund, Inc. is also included in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 21, 2018, on the financial statements and financial highlights of Growth Portfolio (a portfolio within Morgan Stanley Variable Insurance Fund, Inc.) and Multi Cap Growth Portfolio (a portfolio within Morgan Stanley Variable Investment Series) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2017 in the Registration Statement on Form N-14 of Morgan Stanley Variable Insurance Fund, Inc.

/s/ ERNST & YOUNG LLP

October 11, 2018